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                                                                   EXHIBIT 23(e)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 11, 2002 relating to the financial statements of Elgin Riverboat Resort-Riverboat Casino for the year ended December 31, 2001, which appears in Amendment No. 1 on Form 10-K/A to the Annual Report of Mandalay Resort Group on Form 10-K for the year ended January 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
December 5, 2002